Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended September 30, 2012

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$63,002,183
Realized Trading Gain (Loss) on Swaps	19,787,405
Unrealized Gain (Loss) on Market Value of Futures	53,926,170
Unrealized Gain (Loss) on Market Value of Swaps	4,669,936
Dividend Income	10,656
Interest Income	26,597
ETF Transaction Fees	12,000
Total Income (Loss)	$141,434,947

Expenses
General Partner Management Fees	$542,056
Brokerage Commissions	253,053
Tax Reporting Fees	108,104
Legal Fees	15,372
NYMEX License Fee	13,803
Audit Fees	13,151
Non-interested Directors' Fees and Expenses	9,879
Prepaid Insurance Expense	4,847
Total Expenses	$960,265
Net Income (Loss)	$140,474,682

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 9/1/12	$1,177,667,323
Additions (3,300,000 Units)	65,362,990
Withdrawals (13,400,000 Units)	(264,856,336)
Net Income (Loss)	140,474,682

Net Asset Value End of Month	$1,118,648,659
Net Asset Value Per Unit (52,366,476 Units)	$21.36

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2012 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612